UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2018
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           (e) On May 25, 2018, the stockholders of J. C. Penney Company, Inc. (“Company”) approved the J. C. Penney Company, Inc. 2018 Long-Term Incentive Plan (“2018 Plan”). The 2018 Plan replaces the J. C. Penney Company, Inc. 2016 Long-Term Incentive Plan.

The 2018 Plan will be administered by, or under the direction of, a committee of the Board of Directors (“Committee”) constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The 2018 Plan allows for grants of (i) stock options, stock appreciation rights and stock awards (collectively, “Equity Awards”) and cash incentive awards (together, “Awards”) to associate participants selected by the Committee or its delegate and (ii) Equity Awards to non-associate Director participants. Under the 2018 Plan, Awards to associate participants are subject to such conditions as continued employment, qualifying termination, passage of time and/or satisfaction of performance criteria as specified in the 2018 Plan or set by the Committee. The amounts of Awards granted will vary. The terms of each Equity Award will be set forth in a grant notice or grant agreement provided by the Company to the recipient of the Equity Award.

The maximum number of shares of the Company’s common stock that may be issued or delivered pursuant to Equity Awards granted under the 2018 Plan is 28,100,000. In no event may more than: (i) 17,239,263 shares of common stock be issued as stock awards over the term of the 2018 Plan; (ii) 28,100,000 shares of common stock be issued pursuant to incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, over the term of the 2018 Plan; (iii) 4,000,000 shares of common stock be granted as stock options or stock appreciation rights, singly or in combination, to any participant in any fiscal year; or (iv) 3,000,000 shares of common stock be granted as performance-based Equity Awards, singly or in combination, to any participant in any fiscal year. Performance-based cash incentive awards to any individual associate participant in any calendar year may not exceed the product of $2,000,000 and the number of years in the performance cycle. Annual Equity Awards granted to each non-associate Director may not exceed $500,000 based on grant date fair value.

The 2018 Plan became effective on May 25, 2018 and will expire (unless earlier terminated by the Board of Directors) on May 31, 2023.

The foregoing description of the 2018 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan. A copy of the 2018 Plan was filed as Annex A to the Company’s 2018 Notice of Annual Meeting of Stockholders and Proxy Statement filed on Schedule 14A with the SEC on April 9, 2018 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 25, 2018. At the Annual Meeting, stockholders considered and voted upon four proposals: (1) to elect eleven directors nominated by the Board of Directors for a one-year term expiring at the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or retirement; (2) to ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending February 2, 2019; (3) approval of the adoption of the Company’s 2018 Long-Term Incentive Plan; and (4) approval, on an advisory basis, of the compensation of the Company’s named executive officers as described in the Company’s Proxy Statement. The final results of the voting on each proposal were as follows:

1.	Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Paul J. Brown	115,434,877	6,682,732	1,322,573	129,636,178
Marvin R. Ellison	116,968,298	5,510,818	961,066	129,636,178
Amanda Ginsberg	114,503,351	7,585,110	1,351,721	129,636,178
Wonya Y. Lucas	114,647,386	7,416,402	1,376,394	129,636,178
B. Craig Owens	116,079,646	5,978,659	1,381,877	129,636,178
Lisa A. Payne	116,508,684	5,573,349	1,358,149	129,636,178
Debora A. Plunkett	115,488,577	6,611,816	1,339,789	129,636,178
Leonard H. Roberts	113,220,001	8,805,466	1,414,715	129,636,178
Javier G. Teruel	114,865,708	7,175,015	1,399,459	129,636,178
R. Gerald Turner	112,387,745	9,601,648	1,450,789	129,636,178
Ronald W. Tysoe	115,822,533	6,260,441	1,357,208	129,636,178

2. Ratification of Appointment of Independent Auditor.

For	Against	Abstain	Broker Non-Votes
241,221,035	9,513,225	2,342,100	N/A
3. Adoption of the Company’s 2018 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
109,840,487	11,859,169	1,740,526	129,636,178
4. Advisory Vote on Compensation of Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
110,510,333	11,086,877	1,842,972	129,636,178

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1
J. C. Penney Company, Inc. 2018 Long-Term Incentive Plan (incorporated by reference to Annex A to the Company's 2018 Notice of Annual Meeting of Stockholders and Proxy Statement on Schedule 14A filed on April 9, 2018, SEC File No. 001-15274).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
J. C. PENNEY COMPANY, INC.

By: /s/ Brandy L. Treadway
Brandy L. Treadway
Senior Vice President,
General Counsel

Date: May 25, 2018